UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 30, 2016
Date of Report (Date of Earliest Event Reported)

New Colombia Resources, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	333-51274	43-2033337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carrera 59 # 94-138 Barranquilla-ATLANTICO Colombia
(Address of principal executive offices and Zip Code)

(410) 236-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 30, 2016 the Company received a letter from the United States Securities and Exchange Commission Office (the “SEC”) of Enforcement Liaison – Division of Corporate Finance which informed the Company that it was not in compliance with its reporting requirements under the Securities and Exchange Act of 1934 (the “Exchange Act”) and that, as a result, the Company may be subject, without notice, to an administrative proceeding to revoke its registration and suspend trading in the Company’s stock. The Company has not filed the required reports as of the date of this report, however it intends to file such reports as soon as possible. Nevertheless there can be no assurance that trading in the Company’s stock will not be suspended by the SEC at any time. Company counsel is in communication with the SEC staff with respect to this issue.

New Colombia Resources, Inc.

Date: August 4, 2017	/s/John Campo
John Campo
President